UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): July 27, 2006


                          FIRSTFED FINANCIAL CORP.
                          ------------------------
           (Exact name of registrant as specified in its charter)



       Delaware                1-9566                    95-4087449
       --------                ------                    ----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



401 Wilshire Boulevard, Santa Monica, California,        90401-1490
-------------------------------------------------        ----------
     (Address of principal executive offices)            (Zip Code)


     Registrant's telephone number, including area code: (310) 319-6000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   Results of Operations and Financial Condition.

     On July 27, 2006, the registrant, FirstFed Financial Corp., issued a press release setting forth the Company's second quarter 2006 earnings. A copy of this press release is attached and incorporated herein as Exhibit 99.1.

ITEM 9.01       Financial Statements and Exhibits.

(d)   Exhibits:

     Exhibit 99.1 - Press Release dated July 27, 2006, regarding results for the second quarter 2006.

                           S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated: July 27, 2006                        By:  /s/ Douglas J. Goddard
                                                 ----------------------
                                                 Douglas J. Goddard
                                                 Chief Financial Officer

                                 Exhibit 99.1

          FIRSTFED REPORTS RESULTS FOR THE SECOND QUARTER OF 2006

     Santa Monica, California, July 27, 2006 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net income of $32.5 million or $1.92 per diluted share of common stock for the second quarter of 2006 compared to net income of $31.0 million or $1.83 per diluted share of common stock for the first quarter of 2006. Net income for the second quarter of 2005 was $21.7 million or $1.29 per diluted share of common stock. The increased earnings primarily resulted from higher net interest income, lower provisions for loan losses and gain on the sale of loans.

     Net interest income increased to $73.9 million during the second quarter of 2006 from $67.1 million during the first quarter of 2006 and $58.4 million during the second quarter of 2005. Although average interest-earning assets decreased slightly from the first quarter of 2006 to the second quarter of 2006, the yield on average interest-earning assets for the second quarter increased by 67 basis points due to upward rate adjustments on the Bank's adjustable loan and investment portfolios. The cost of funds increased by 46 basis points during the second quarter, and the interest rate spread increased by 21 basis points to 2.62% for the second quarter of 2006 from 2.41% for the first quarter of 2006. In comparison, the interest rate spread for the second quarter of 2005 was 2.52%. Loan prepayment fees, included as part of the loan yield, were $7.7 million during the second quarter of 2006 compared to $7.4 million during the first quarter of 2006 and $4.1 million during the second quarter of 2005.

     Net income for the first six months of 2006 increased to $63.5 million or $3.75 per diluted share of common stock from $40.2 million or $2.38 per diluted share for the first six months of 2005. The increase in earnings during the first six months of 2006 compared to the same period of 2005 is attributable to higher net interest income, increased loan prepayment fees, lower provisions for loan losses and gain on the sale of loans. Net interest income increased to $148.7 million for the first six months of 2006 from $111.2 million during the first six months of 2005 due to a 24% increase in average interest-earning assets and a 10 basis point increase in the interest rate spread. Loan prepayment fees were $15.1 million for the first six months of 2006 compared to $6.7 million for the first six months of 2005.

     Gain on the sale of loans reached $1.9 million for the second quarter of 2006 and $2.1 million for the first six months of 2006 due to loan sales of $170.2 million during the second quarter and $185.3 million during the first six months. There were no loan sales during the first six months of 2005.

     The Company's total assets decreased to $10.3 billion at June 30, 2006 from $10.6 billion at March 31, 2006 because loan sales and prepayments exceeded loan originations during the second quarter. Due to modifications to our lending programs and a cooling in the California housing market, loan originations decreased to $598.5 million during the second quarter of 2006 from $725.8 million during the first quarter of 2006 and $1.3 billion during the second quarter of 2005. Single family loans comprised 86% of loan originations during the second quarter of 2006, the same percentage as the second quarter of 2005. Loan prepayments and principal reductions totaled $699.8 million for the second quarter of 2006 compared to $624.8 million during the first quarter of 2006 and $441.7 million for the second quarter of 2005.

     Total assets decreased by $205.3 million during the first six months of 2006, primarily due to loan sales of $185.3 million. Loan originations of $1.3 billion during the first six months of 2006 were offset by loan prepayments and principal reductions of the same amount.

     Negative amortization, which results when unpaid interest earned by the Bank is added to borrowers' loan balances, totaled $136.4 million at June 30, 2006, $62.6 million at December 31, 2005 and $20.4 million at June 30, 2005. Negative amortization increased by $37.9 million and $73.8 million during the second quarter and first six months of 2006. This compares to increases of $10.0 million and $14.9 million during the second quarter and first six months of 2005. Negative amortization has increased over the last few quarters primarily due to rising interest rates. The portfolio of single family loans with a one-year fixed payment period totaled $4.9 billion at June 30, 2006, $4.6 billion at December 31, 2005 and $3.7 billion at June 30, 2005. The portfolio of single family loans with three-to-five year fixed payment periods totaled $2.3 billion at June 30, 2006 and $2.7 billion at December 31, 2005, and $2.6 billion at June 30, 2005. Negative amortization was 1.89% of all single family loans with fixed payment periods in the Bank's portfolio as of June 30, 2006. This compares to 0.86% at December 31, 2005 and 0.32% at June 30, 2005.

     A $2.5 million loan loss provision was recorded during the second quarter of 2006. This compares to provisions of $3.9 million during the first quarter of 2006 and $4.0 million during the second quarter of 2005. Net loan charge-offs of $58 thousand and $83 thousand were recorded during the second quarter and first six months of 2006. This compares to net loan charge-offs of $486 thousand and $327 thousand during the second quarter and first six months of 2005.
Non-performing assets as a percentage of total assets were 0.07%, 0.05% and 0.07% as of June 30, 2006, December 31, 2005 and June 30, 2005.

     Non-interest expense was $19.4 million and $39.3 million during the second quarter and first six months of 2006 compared to $18.7 million and $37.6 million during the second quarter and first six months of 2005. Non-interest expense as a percentage of average total assets was 0.75% for both the second quarter and the first six months of 2006. This compares with percentages of 0.84% and 0.90% for the second quarter and the first six months of 2005. Expenses increased during the second quarter and first six months of 2006 due to higher compensation costs, advertising costs for internet deposits and costs associated with implementing Statement of Financial Accounting Standards No. 123R (SFAS No.
123R). Starting with the first quarter of 2006, SFAS No. 123R requires the expensing of the value of stock options granted and vested during the period. Stock-based employee compensation expense totaled $403 thousand, net of tax, for the second quarter of 2006 and $806 thousand, net of tax, for the first six months of 2006. Prior to the adoption of SFAS No. 123R, stock-based employee compensation was reported as a footnote to the financial statements. The amounts reported were $366 thousand for the second quarter of 2005 and $561 thousand for the first six months of 2005.

     There were no repurchases of common stock during 2006 or 2005. Shares eligible for repurchase under the Company's stock repurchase program totaled 1,472,079 as of July 26, 2006.

     First Federal Bank of California operates 32 retail banking offices in Southern California. In keeping with the Bank's retail branch expansion plan, one new retail branch was opened in December of 2005, one was opened in February of 2006 and another was opened in June of 2006. The Bank plans to open at least two additional retail branches, which are under various stages of construction, during late 2006 or early 2007. The Bank operates 6 lending offices in both Southern and Northern California.

     This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, the California real estate market, branch openings, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

      Contact: Douglas Goddard, Executive Vice President
               (310) 319-6014

                           KEY FINANCIAL RESULTS FOLLOW

                   FIRSTFED FINANCIAL CORP. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (Dollars in thousands, except share data)
                               (Unaudited)

                                                          June 30,       December 31,
                                                            2006            2005
                                                        -------------    ------------

ASSETS

Cash and cash equivalents                              $       77,690   $      93,192
Investment securities, available-for-sale (at fair
  value)                                                      313,878         294,017
Mortgage-backed securities, available-for-sale (at
  fair value)                                                  64,791          74,254
Loans receivable, held-for-sale (fair value of
  $50,469 and $2,893)                                          49,926           2,873
Loans receivable, net                                       9,413,935       9,678,260
Accrued interest and dividends receivable                      55,232          48,973
Office properties and equipment, net                           16,429          15,759
Investment in Federal Home Loan Bank (FHLB) stock, at
  cost                                                        206,649         205,696
Other assets                                                   56,139          43,925
                                                        -------------    ------------
                                                       $   10,254,669   $ 10, 456,949
                                                        =============    ============

LIABILITIES

Deposits                                               $    5,517,702   $   4,371,657
FHLB advances                                               2,909,000       4,155,500
Securities sold under agreements to repurchase              1,000,000       1,163,684
Senior debenture                                              100,000         100,000
Accrued expenses and other liabilities                         92,119          95,269
                                                        -------------    ------------
                                                            9,618,821       9,886,110
                                                        -------------    ------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
  authorized 100,000,000 shares;
  issued 23,799,999 and 23,761,825 shares;
  outstanding 16,605,403 and 16,567,229 shares                    238             238
Additional paid-in capital                                     46,860          44,147
Retained earnings                                             704,362         640,900
Unreleased shares to employee stock ownership plan               (594)         (1,104)
Treasury stock, at cost 7,194,596 shares                     (113,776)       (113,776)
Accumulated other comprehensive (loss) income, net of
  taxes                                                        (1,242)            434
                                                        -------------    ------------
                                                              635,848         570,839
                                                        -------------    ------------
                                                       $   10,254,669   $  10,456,949
                                                        =============    ============


                     FIRSTFED FINANCIAL CORP. AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
                   (Dollars in thousands, except per share data)
                                  (Unaudited)

                                        Three months ended June 30,   Six months ended June 30,
                                        --------------------------    --------------------------
                                            2006          2005           2006           2005
                                        ------------  ------------    -----------   ------------

Interest and dividend income:
   Interest on loans  (1)               $    170,914  $    108,983    $   333,502   $    198,840
   Interest on mortgage-backed
      securities                                717           698           1,423          1,426
   Interest and dividends on
      investments                             6,934         3,742          13,440          7,558
                                        ------------  ------------    -----------   ------------
      Total interest income                 178,565       113,423         348,365        207,824
                                        ------------  ------------    -----------   ------------
Interest expense:
   Interest on deposits                       51,026        20,667         89,940         38,021
   Interest on borrowings                     53,623        34,360        109,691         58,586
                                        ------------  ------------    -----------   ------------
      Total interest expense                 104,649        55,027        199,631         96,607
                                        ------------  ------------    -----------   ------------

Net interest income                           73,916        58,396        148,734        111,217
Provision for loan losses                      2,500         4,000          6,400          7,750
                                        ------------  ------------    -----------   ------------

Net interest income after
   provision for loan losses                  71,416        54,396        142,334        103,467
                                        ------------  ------------    -----------   ------------


Other income:
   Loan servicing and other
      fees  (1)                                  619           178          1,329            262
   Banking service fees                        1,625         1,445          3,200          2,768
   Gain on sale of loans                       1,938            --          2,083             --
   Real estate operations, net                   245            27            137            275
   Other operating income                        195           110            356            207
                                        ------------  ------------    -----------   ------------
      Total other income                       4,622         1,760          7,105          3,512
                                        ------------  ------------    -----------   ------------


Non-interest expense:
   Salaries and employee benefits             11,798        11,582         24,092         23,755
   Occupancy                                   2,591         2,480          5,229          4,775
   Advertising                                   635           260            799            352
   Amortization of core deposit
      intangible                                 498           499            997            998
   Federal deposit insurance                     138           131            282            247
   Legal                                         265           557            733          1,073
   Other operating expense                     3,491         3,177          7,200          6,353
                                        ------------  ------------    -----------   ------------
      Total non-interest expense              19,416        18,686         39,332         37,553
                                        ------------  ------------    -----------   ------------

Income before income taxes                    56,622        37,470        110,107         69,426
Income taxes                                  24,113        15,785         46,645         29,249
                                        ------------  ------------    -----------   ------------
Net income                              $     32,509  $     21,685    $    63,462   $     40,177
                                        ============  ============    ===========   ============

Net income                              $     32,509  $     21,685    $    63,462   $     40,177
Other comprehensive (loss)
   income, net of taxes                         (491)          562         (1,676)           238
                                        ------------  ------------    -----------   ------------
Comprehensive income                    $     32,018  $     22,247    $    61,786   $     40,415
                                        ============  ============    ===========   ============

Earnings per share:
   Basic                                $       1.96  $       1.31    $      3.83   $       2.44
                                        ============  ============    ===========   ============
   Diluted                              $       1.92  $       1.29    $      3.75   $       2.38
                                        ============  ============    ===========   ============

Weighted average shares outstanding:
   Basic                                  16,594,058    16,510,774     16,586,062     16,496,890
                                        ============  ============    ===========   ============
   Diluted                                16,904,414    16,871,374     16,902,458     16,868,365
                                        ============  ============    ===========   ============

(1) Reflects the reclassification of prepayment fees and late payment charges to interest income from non-interest income.

                         FIRSTFED FINANCIAL CORP. AND SUBSIDIARY
                                 KEY FINANCIAL RESULTS
                                     (Unaudited)


                                                     Quarter ended June 30,
                                                  ------------------------------
                                                      2006              2005
                                                  ------------      ------------
                                           (Dollars in thousands, except per share data)

End of period:
   Total assets                                 $   10,254,669      $  9,278,669
   Cash and securities                          $      391,568      $    245,008
   Mortgage-backed securities                   $       64,791      $     85,351
   Loans                                        $    9,463,861      $  8,689,738
   Core deposit intangible asset                $        2,340      $      4,335
   Deposits                                     $    5,517,702      $  3,980,714
   Borrowings                                   $    4,009,000      $  4,707,891
   Stockholders' equity                         $      635,848      $    516,250
   Book value per share                         $        38.29      $      31.21
   Tangible book value per share                $        38.15      $      30.94
   Stock price (period-end)                     $        57.67      $      59.61
   Total loan servicing portfolio               $    9,703,674      $  8,750,378
   Loans serviced for others                    $       83,114      $    105,533
   % of adjustable mortgages                             96.68%            94.77%

Other data:
   Employees (full-time equivalent)                        605               634
   Branches                                                 32                29

Asset quality:
   Real estate owned (foreclosed)               $           --      $         --
   Non-accrual loans                            $        6,829      $      6,065
   Non-performing assets                        $        6,829      $      6,065
   Non-performing assets to total assets                  0.07%             0.07%
   General valuation allowance (GVA)            $      103,875      $     86,594
   Allowance for impaired loans                             --                --
                                                  ------------        ----------
   Allowance for loan losses                    $      103,875      $     86,594
   Allowance for loan losses as a percentage
     of gross loans receivable                            1.09%             0.99%
   Loans sold with recourse                     $       55,555      $     70,248
   Modified loans (not impaired)                $        1,932      $      2,035
   Impaired loans, net                          $        7,213      $      1,400
   Allowance for impaired loans                 $           --      $         --

Capital ratios:
   Tangible capital ratio                                 7.01%             5.75%
   Core capital ratio                                     7.01              5.75
   Risk-based capital ratio                              14.66             11.77
   Net worth to assets ratio                              6.20              5.56


                      FIRSTFED FINANCIAL CORP. AND SUBSIDIARY

                        KEY FINANCIAL RESULTS (continued)
                                   (Unaudited)


                                        Three months ended June 30,    Six months ended June 30,
                                        ---------------------------    --------------------------
                                           2006          2005              2006         2005
                                        ------------  -------------    ------------  ------------
                                                         (Dollars in thousands)

Selected ratios:
  Expense ratios:
     Efficiency ratio                          24.72%         31.06%          25.24%        32.73%
     Expense to average assets                  0.75           0.84            0.75          0.90
     ratio
  Return on average assets                      1.25           0.98            1.25          0.96
  Return on average equity                     20.99          17.15           21.55         16.19

Yields earned and rates paid:

  Average yield on loans  (1)                   7.07%          5.25%           6.87%         5.09%
  Average yield on investment
    portfolio (2)                               4.94           3.77            4.94          3.72
  Average yield on all
    interest-earning assets                     6.94           5.17            6.75          5.01
  Average rate paid on deposits                 3.88           2.11            3.65          1.98
  Average rate paid on borrowings               4.85           3.13            4.60          2.96
  Average rate paid on all
    interest-bearing liabilities                4.32           2.65            4.12          2.48
  Interest rate spread                          2.62           2.52            2.63          2.53
  Effective net spread                          2.87           2.66            2.88          2.68

Average balances:

  Average loans (1)                     $  9,665,235  $   8,308,633    $  9,714,149  $  7,812,139
  Average investments  (2)                   619,306        471,325         602,103       482,739
                                        ------------  -------------    ------------  ------------
  Average interest-earning assets         10,284,541      8,779,958      10,316,252     8,294,878
                                        ------------  -------------    ------------  ------------

  Average deposits                         5,277,929      3,926,550       4,967,767     3,868,336
  Average borrowings                       4,437,397      4,405,577       4,807,607     3,992,055
                                        ------------  -------------    ------------  ------------
  Average interest-bearing
    liabilities                            9,715,326      8,332,127       9,775,374     7,860,391
                                        ------------  -------------    ------------  ------------

  Excess of interest-earning assets over
    interest-bearing liabilities        $    569,215  $     447,831    $    540,878  $    434,487
                                        ============  =============    ============  ============

Loan originations and purchases         $    598,461  $   1,300,887    $  1,324,227  $  2,617,792


(1) The loan yield includes the reclassification of prepayment fees and late payment charges to interest income from non-interest income.
(2) The investment yield includes FHLB stock and dividends thereon.